Exhibit 10.3

FINANCING AGREEMENT

THIS FINANCING AGREEMENT (the “Financing Agreement”) is effective as of May 6, 2002, by and between EXCELERATE TECHNOLOGIES, LLC, a Massachusetts limited liability company with a principal place of business at 70 Walnut Street, Wellesley, Massachusetts (“Excelerate”), and AUGUST TECHNOLOGY CORPORATION, a Minnesota corporation with a principal place of business at 4900 West 78th Street, Bloomington, Minnesota 55435 (“August Technology”).

RECITALS

A.           August Technology loaned to Excelerate Five Hundred Thousand U.S. Dollars ($500,000 and hereafter the “Amount”) on or around May 6, 2002 per the terms of the Convertible Promissory Note of May 6, 2002 (the “Note”).

B.             In conjunction with the Note, Excelerate has agreed to provide collateral for the loan using certain software defined herein (the “Collateral”) for the benefit of August Technology should Excelerate default.

NOW THEREFORE, based upon the foregoing premises, and in consideration of the covenants and agreements herein contained, Excelerate and August Technology hereby agree as follows:

1.                   Creation and Perfection of License

(a.)       The Collateral is defined as all of the software deposited in escrow per the Escrow Agreement between the parties, including but not limited to: Metrology Data Viewer (also known as MDV), SmartSampler and WaferBrowser.

(b.)      As security for due performance and payment in full by Excelerate of the Note (the “Obligations”), Excelerate hereby grants to August Technology an irrevocable, worldwide, non-exclusive license and interest (the “License”) in the Collateral if and only if Excelerate defaults as described below in Section 6.

(c)          Under the License, August Technology will continue to pay to Excelerate all payments required by the OEM Software Development Agreement and the Work Orders issued pursuant thereto (collectively, the “OEM Agreement”), provided, however, that from and after the date that Excelerate defaults or a Bankruptcy occurs (as described in Section 6 below), all such payments by August Technology first shall be set-off against amounts owed by Excelerate under the Note, and second, after the Note has been paid in full, shall be payable in cash to Excelerate as provided in the OEM Agreement.  However, in the event of an Insolvency Event (as defined in Section 6), the License shall thereupon convert into a royalty free, fully paid up License, and no other payments will be required from August Technology for its continued use of the Collateral pursuant to the License.

(d.)      The License created herein shall attach to the Collateral immediately upon a default.

(e)          Although the License created herein is non-exclusive, to the extent, and for so long as, any separate agreement between August Technology and Excelerate grants August Technology an exclusive license, August Technology’s license under such separate agreement shall continue to be exclusive.  This Financing Agreement is not intended to modify the exclusivity of any such other license agreement.

2.                   No Transfer, Further Encumbering, Etc.

August Technology agrees that the rights granted to August Technology hereunder are personal to August Technology, and until a Default occurs (as defined in Section 6 below), August Technology may not directly or indirectly sell, assign, transfer, convey or encumber the Collateral, or any part thereof or interest therein, or any of its rights hereunder, or permit any such action to be taken, by operation of law or otherwise without the prior written consent of Excelerate except where at least fifty percent (50%) of August Technology’s outstanding shares are acquired by a third party whereby Excelerate shall not unreasonably withhold its written consent of an assignment.

3.                   Continuous Interest

Excelerate agrees that until Excelerate has paid in full all obligations of Excelerate under the Note, or until termination of this Financing Agreement by August Technology, all rights, powers and remedies granted to August Technology hereunder shall continue to exist, may not revoked by Excelerate at any time, as long as the Financing Agreement is still in effect.

4.                   Taxes, Charges and Liens

Excelerate agrees to pay any and all taxes, charges, liens and assessment, if any, against the Collateral, arising from and after the date hereof and upon the failure of Excelerate to do so, August Technology in its discretion may pay any of such taxes, charges, liens and assessments.  Amounts so paid, together with interest at 10% per annum, shall be a lien upon the Collateral, and shall be secured by a security agreement until reimbursed.

5.                   Right to Create License

Excelerate hereby represents and warrants to August Technology that on and as of the effective date of this Financing Agreement, Excelerate has the absolute right and authority to enter into this Financing Agreement and hereby creates in favor of August Technology a valid and binding License in the Collateral upon Default, subject to no prior liens, charges, encumbrances or right of any other person or entity that would diminish or otherwise reduce August Technology’s License.

6.                   Remedies Upon Default

In the event Excelerate enters bankruptcy (either voluntarily or involuntarily for the purpose of reorganization) (a “Bankruptcy”), or in the event of any material default by Excelerate regarding Excelerate’s obligations to August Technology under the Note, or in the event that Excelerate ceases to conduct business without the occurrence of a Bankruptcy or is declared insolvent by a court of law, arbitrator, or any governmental agency (other than through a Bankruptcy for reorganization) (any such event, an “Insolvency Event”), then the following shall occur.

August Technology immediately and irrevocably receives the License and then has the right to use, make, sell, import, offer to sell, improve, and make derivative works from.  August Technology may require Excelerate or the Escrow Agent under the Escrow Agreement between the parties to assemble all or any part of the Collateral including source and object code and make it available to August Technology at a place to be designated by August Technology, which is reasonably convenient to Excelerate and August Technology.  August Technology and any assign thereof after a Default shall hold the Collateral absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Excelerate, any infringement claims by Excelerate, or any other claims by Excelerate.

7.                   Termination

This Financing Agreement shall terminate upon the cancellation of the Note or the payment in full of all of Excelerate’s obligations under the Note, at which time the Collateral shall be fully released such that any Default thereafter does not result in the License created hereby under for a Default, and any and all instruments delivered to August Technology hereunder shall automatically expire and terminate.  In such event, August Technology shall promptly execute and deliver to Excelerate a written release and cancellation hereof, and take any and all additional action reasonably requested by Excelerate to restore full rights of the Collateral in Excelerate.

8.                   Successors and Assigns

This Financing Agreement shall inure to the benefit of and be binding upon the successors and assigns of Excelerate and August Technology.  Any License created hereunder is fully assignable and/or transferable.

9.                   No Waiver

Any forbearance or failure to exercise any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof.

10.            Entire Agreement; Termination of Security Agreement

This Financing Agreement constitutes the entire and final agreement of the parties respecting the subject matter herein, and this Financing Agreement shall not be modified except by a written instrument signed by the parties.  This Financing Agreement supersedes the Security Agreement between Excelerate and August Technology, which Security Agreement is hereby terminated without further action by the parties.

11.            Governing Law

This Financing Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have executed this Financing Agreement the date and year first above written.

EXCELERATE TECHNOLOGIES, LLC.

By:	/s/ Baljit Singh
Baljit Singh
Its: President & CEO

AUGUST TECHNOLOGY CORPORATION

By:	/s/ John M. Vasuta
John M. Vasuta
Its: VP & General Counsel